As filed with the Securities and Exchange Commission on September 13, 2010
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOB EVANS FARMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	31-4421866

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of Principal Executive Offices)	(Zip Code)
BOB EVANS FARMS, INC.
2010 EQUITY AND CASH INCENTIVE PLAN
(Full title of the plans)
Mary L. Garceau, Esq.
Vice President, General Counsel and Corporate Secretary
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(Name and address of agent for service)
(614) 491-2225
(Telephone number, including area code, of agent for service)
Copy to:
Kevin C. O’Neil
Legal Counsel, Sr. Dir. of Corporate
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Tile of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered (1)	offering price per share	aggregate offering price	registration fee
Common stock, $.01 par value per share	2,400,000	$27.19 (2)	$65,244,000 (2)	$4,651.90
Common stock, $.01 par value per share (3)	811,031	—	—	—
Total (3)	3,211,031			$4,651.90

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may become issuable under the Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan (the “2010 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction or adjustment affecting the common stock.

(2)	Estimated for the purpose of calculating the registration fee pursuant to Rules 457(e) and 457(h) of the Securities Act, and computed on the basis of $27.19 per share, which is the average of the high and low per share sale prices of the Registrant’s common stock on September 9, 2010 as quoted on the NASDAQ Stock Market.

(3)	Represents shares of common stock available for issuance under the Bob Evans Farms, Inc. Amended and Restated 2006 Equity and Cash Incentive Plan as of September 13, 2010, which shares were previously registered on the Registration Statement on Form S-8 (File No. 333-141139) filed by the Registrant on March 8, 2007. These shares of common stock became available for issuance under the 2010 Plan as of the effective date of such plan. Pursuant to Rule 457(p) under the Securities Act, the registration fee with respect to such shares has already been paid by the Registrant and is being applied and offset against the total registration fee required hereunder. Accordingly, no registration fee with respect to such shares is being paid at this time.

PART I
PART II
SIGNATURES
INDEX TO EXHIBITS
EX-5
EX-10.1
EX-10.2
EX-10.3
EX-23.1
EX-24
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan (the “2010 Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Bob Evans Farms, Inc. (the “Registrant”) hereby incorporates into this Registration Statement the following documents filed by the Registrant with the Commission:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 (filed by the Registrant on June 29, 2010);

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2010 (filed by the Registrant on September 8, 2009);

•	The Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission on June 2, 2010, July 19, 2010 and on September 13, 2010;

•	The description of the Registrant’s common stock, $.01 par value per share, contained in the Current Report on Form 8-K filed by the Registrant with the Commission on September 13, 2010, or contained in any subsequent amendment or report filed for the purpose of updating such description.
     All documents which may be filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished to the Commission by the Registrant under any Current Report on Form 8-K shall not be incorporated by reference into this Registration Statement.
     Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Common Stock
     A description of the Registrant’s common stock, $.01 par value per share, is contained in the Current Report on Form 8-K filed by the Registrant with the Commission on September 13, 2010.
Item 5. Interests of Named Experts and Counsel.
     On behalf of the Registrant, the law firm of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43216, is giving an opinion upon the validity of the shares of common stock being registered on this Registration Statement. As of September 1, 2010, members of Vorys, Sater, Seymour and Pease LLP, and attorneys employed thereby, together with members of their immediate families, owned an aggregate of 7,215 shares of the Registrant’s common stock held options to purchase an aggregate of 8,819 shares of the Registrant’s common stock.
Item 6. Indemnification of Directors and Officers.
     Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
     Article ELEVENTH of the Registrant’s Restated Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by the Delaware General Corporation Law. Article ELEVENTH provides:
No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.
     Article IX of the Registrant’s Amended and Restated By-Laws, as amended, governs indemnification by the Registrant of its directors and officers and provides as follows:
Section 9.01. Indemnification as of Right for Directors and Officers. Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.02 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board. The right to indemnification conferred in this Section 9.01 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if Delaware Law so requires, expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be advanced only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.01 or otherwise.
Section 9.02. Enforcement. If a claim under Section 9.01 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense of the corporation in any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit to enforce a right to an advancement of expenses) that the indemnitee has not met the applicable standard of conduct set forth in Delaware Law, and a final adjudication that an indemnitee has not met such standard shall entitle the corporation to recover such expenses pursuant to the terms of an undertaking. Neither the failure of the corporation (including the board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the corporation (including the board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified in any respect, or to such advancement of expenses, under this Article IX or otherwise shall be on the corporation.
Section 9.03. Discretionary Indemnification for Agents and Employees. The corporation may, to the extent approved or ratified from time to time by the board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent contemplated by this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
Section 9.04. Article IX Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the corporation’s or any other corporation’s certificate of incorporation or by-laws, other charter documents, agreement, vote of stockholders or disinterested directors or otherwise, or under Delaware Law or any other applicable statute or regulation, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 9.05. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, except in any such case to the extent that any grant of rights to indemnification and advancement of expenses pursuant to Section 9.03 otherwise provides, and shall be binding upon any successor to the corporation to the fullest extent permitted by Delaware Law, as from time to time in effect.
Section 9.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or Delaware Law.
Section 9.07. Certain Definitions. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to a director or officer of the corporation “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of determining whether a person has met the applicable standard of conduct set forth in Delaware Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

Section 9.08. Severability. In the event that any provision of this Article IX is determined by a court of competent jurisdiction to require the corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article IX shall be enforceable by an indemnitee in accordance with its terms.
Section 145 of the Delaware General Corporation Law governs indemnification by a corporation of its directors, officers, employees and agents and provides as follows:
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
     The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities. The Registrant may also incur indemnification obligations under indemnification or employment agreements it may in the future enter into with its officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the Index to Exhibits which is incorporated herein by reference.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
[Signature page to immediately follow.]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 13, 2010.

BOB EVANS FARMS, INC.
By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2010.

Signature	Title

/s/ Steven A. Davis	Chairman and Chief Executive Officer
Steven A. Davis	(Principal Executive Officer)

/s/ Tod P. Spornhauer	Chief Financial Officer, Treasurer and Assistant Secretary
Tod P. Spornhauer	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Larry C. Corbin

*	Director
Michael J. Gasser

*	Director
Dr. E. Gordon Gee

*	Director
E.W. (Bill) Ingram III

*	Director
Cheryl L. Krueger

*	Director
G. Robert Lucas

*	Director
Eileen A. Mallesch

*	Director
Bryan G. Stockton

*	Director
Paul S. Williams

*	The above-named directors of the Registrant sign this Registration Statement by Mary L. Garceau, their attorney-in-fact, pursuant to the Power of Attorney signed by the above-named directors, which Power of Attorney is filed as Exhibit 24 to this Registration Statement.

By:	/s/ Mary L. Garceau
Mary L. Garceau, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location
4.1	Restated Certificate of Incorporation of Bob Evans Farms, Inc. reflecting amendments through Aug. 10, 1993. [This document represents the Company’s Certificate of Incorporation in restated format incorporating all amendments. This compiled document has not been filed with the Delaware Secretary of State.]	Incorporated herein by reference to Exhibit 3.1 to Bob Evans Farms, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, filed with the Commission on June 29, 2010 (File No. 0-1667).

4.2	Amended and Restated By-Laws of Bob Evans Farms, Inc. (As amended November 19, 2008).	Incorporated herein by reference to Exhibit 3.1 to Bob Evans Farms, Inc.’s Current Report on Form 8-K filed with the Commission on November 24, 2008 (File No. 0-1667).

10.1	Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan	Filed herewith

10.2	Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan — Form of Whole Share Award Agreement (Directors)	Filed herewith

10.3	Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan — Form of Restricted Stock Award Agreement (Directors)	Filed herewith

5	Legal Opinion of Vorys, Sater, Seymour and Pease LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Contained within Exhibit 5

24	Power of Attorney	Filed herewith